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                                                          Exhibit 99.2

                           SERVICES LICENSE AGREEMENT

         This Agreement (the "Agreement") is entered into this 13th day of April, 2000 by and among HYPERTV NETWORKS, INC., a Delaware corporation having its corporate offices at 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 ("HTVN"), LIBERTY LIVEWIRE, LLC, a Delaware limited liability company, having its corporate offices at 9197 South Peoria Street, Englewood, Colorado 80112 ("Livewire"), and HYPERTV WITH LIVEWIRE, LLC, a Delaware limited liability company whose sole members are HTVN and Livewire (the "Company"). Livewire and the Company are herein individually referred to as "Licensee" and collectively referred to as the "Licensees".

                                   WITNESSETH

                  WHEREAS, HTVN is the holder of all of the rights, titles and interests that are necessary for the grant of the licenses provided in this Agreement;

                  WHEREAS, Livewire has contracted for the right to provide Hosting Services and Authoring Services on an exclusive basis in the Field of Use in connection with the HyperTV Technology;

                  WHEREAS, HTVN and Livewire have formed the Company whose prime responsibility will be the coordination and the management of the marketing and sales of the HyperTV Technology in the Field of Use; and

                  WHEREAS, HyperTV Networks wishes to grant to Licensees and Licensees wish to obtain from HyperTV Networks an exclusive, worldwide, perpetual, fully-paid license to use and exploit the HyperTV Technology as provided herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties agree as follows:

                  1.    DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  (A)   ACTV means ACTV, Inc., a Delaware corporation.

                  (B) AFFILIATE of any person or entity means another person or entity, of which the first person or entity owns, directly or through one or more Affiliates, capital stock or other ownership interests representing, on a fully-diluted basis, a majority of the total equity interests and a majority of the total equity voting power.

                  (C) ACTV/HTVN LICENSE AGREEMENT means the license agreement dated March 8, 1999, by and among ACTV and HTVN, a copy of which is

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                        attached as Exhibit A hereto.


                  (D) AUTHORING SERVICES means the creation of any content for HyperTV Distributed Community Networks.

                  (E) CLIENTS means the clients who have purchased HyperTV Technology products and services marketed and sold by, or on behalf of (i) the Company or (ii) Livewire as provided in Section 2.3.4. of the Cooperative Venture Agreement.

                  (F) COOPERATIVE VENTURE AGREEMENT means the agreement of that name by and among HTVN, Livewire and the Company dated the date hereof.

                  (G) DCN means the Distributed Community Network UNIX-based software package which provides the foundational end user connection management, chat and synchronization means for the HyperTV Technology and all releases, updates, enhancements and modifications thereof.

                  (H) DVD means a Digital Versatile Disc, a popular consumer device used for the high quality display of full motion MPEG video/audio content on a DVD playback device.

                  (I) EVENT BROADCAST SERVICES means the operation and monitoring of HyperTV Distributed Community Networks to support the broadcast of HyperTV events, whether automated or manually-controlled and whether live or prerecorded.

                  (J) FIELD OF USE means any use of HyperTV Technology in connection with all television, video and filmed content of any kind, including without limitation long-form television programming of any kind (including serials, specials, mini-series, movies of the week, news, and infotainment), commercial advertising (including both infomercials and short-form spots), music videos, theatrical releases, and non-theatrical feature films of any kind, pay-per-view, foreign language, business-to-business programming represented by corporate communications, fully programmed non-commercial television networks that are biographical, informational, educational or non-fiction such as PBS, promotional programming, and specialty programming such as used by On Command, in any case whether distributed to the viewer by over-the-air broadcast, cable, satellite, streaming media, DVD, videotape or other method (whether narrowband or broadband). Anything contained herein to the contrary notwithstanding, the Field of Use excludes: (i) e-School-Registered Trademark-'s educational and instructional programming, whether distributed to the learner/student by over-the-air

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                        broadcast, cable, satellite, streaming media, DVD,
                        videotape or other method (whether narrowband or broadband); (ii) training programming for corporations and government agencies (provided that if Livewire has an existing relationship with an existing client, HTVN and Livewire will work together to apportion the provision of services to such client by and among each other in an equitable manner); and (iii) Authoring Services provided in conjunction with ACTV's Individualized Television.

                        The Parties anticipate that business-to-business programming will fall within either of two areas: corporate communications or training. If the business-to-business programming is not in one of those two areas, the Parties agree to allocate, in good faith, the respective responsibilities and Revenues relating to such business-to-business programming.

                  (K) HOSTING SERVICES means the distribution and hosting of content and services for Clients to utilize, and for consumers to access, HyperTV Distributed Community Networks. Hosting Services include the facilities, hardware, bandwidth and technical expertise necessary to support the HyperTV experience.

                  (L) HYPERTV DISTRIBUTED COMMUNITY NETWORKS means the overall hardware and software platform (including the DCN) required for delivery of the HyperTV experience.

                  (M) HYPERTV TECHNOLOGY means the HyperTV patents and patent applications listed on Exhibit B hereto, and all technology, trade secrets and know-how of ACTV, HTVN or any other direct or indirect subsidiary of ACTV related to the synchronized delivery of video, on the one hand, and Web-based programming or other content, on the other hand, including proprietary software technologies, software methods, and plug-ins. HyperTV Technology explicitly includes the selection of the video and/or content based on stored user profiling; wherein such profile information is collected over the Internet or World Wide Web.

                  (N) IMPROVEMENTS means any and all improvements, refinements, enhancements, upgrades, revisions, bug fixes, and other modifications of the HyperTV Technology.

                  (O) INDIVIDUALIZED TELEVISION means video programming that is enhanced with additional video, graphic and/or audio signals related in content and time such that viewers see and/or hear only certain of the signals at a given moment and the others remain transparent, and in response to the viewer's inputs to programming options or to stored selection criteria (e.g., personal

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                        profile) the individualized programming switches from
                        one signal to another, giving the viewer an appropriate response. Individualized television includes all technology, trade secrets and know-how of ACTV or any other direct or indirect subsidiary of ACTV related to such video programming and the ACTV patents and pending patents listed on Exhibit C hereto.

                  (P) REVENUES means any and all sums paid by Clients or other third parties to Livewire and/or the Company and/or HTVN, in cash or in kind, in connection with, or for the use of, the HyperTV Technology and/or services provided by Livewire and/or the Company and/or HTVN pursuant to the terms of the Cooperative Venture Agreement.

                  (Q) TECHNICAL QUALITY CONTROL SERVICES means the review of content to ensure that content is compatible with HyperTV Distributed Community Networks and conforms to the Client's specifications.

                  (R) WOLZIEN PATENT AND IMPROVEMENTS means U.S. Patent 5761606, entitled "Media Online Services Access Via Address Embedded in Video or Audio Program" which is included as part of the HyperTV Technology and any improvements thereto to which Media Online Services, Inc. acquires title pursuant to the Assignment Purchase Agreement dated April 7, 1999 by and between Thomas R. Wolzein and Media Online Services, Inc.

                  2.    GRANT OF RIGHTS.

                  (A) HTVN hereby grants to the Company a worldwide, perpetual, fully-paid license to use and exploit the HyperTV Technology, which license shall be exclusive (subject to the rights of Clients, HTVN and Livewire hereunder and under the Cooperative Venture Agreement) in the Field of Use. HTVN and the Company hereby grant (and each, individually, hereby grants) to Livewire a worldwide, perpetual, fully-paid license to use and exploit the HyperTV Technology, which license shall be exclusive (subject to the rights of Clients, HTVN and the Company hereunder and under the Cooperative Venture Agreement) to provide Authoring Services and Hosting Services in the Field of Use.

                  (B) HTVN and Livewire hereby grant to the Company limited licenses to use and reproduce any HTVN and Livewire trademarks or tradenames as necessary for the purpose of allowing the Company to fully promote, distribute, market and sell the HyperTV Technology in the Field of Use in accordance with the terms and conditions of the Cooperative Venture Agreement. The Company expressly acknowledges that all rights with respect to the HTVN and Livewire trademarks are reserved to and shall reside in HTVN and Livewire, respectively. To the extent that approval or licenses to the foregoing trademarks and tradenames are necessary from Affiliates of HTVN and/or Livewire for the aforementioned purposes, such approval or

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licenses shall be obtained by HTVN and/or Livewire within thirty (30) days from the execution of this Agreement without cost to the Company.

                  (C) All products and services that are marketed, sold or utilized in any manner and that incorporate in any manner all or any part of HyperTV Technology within the license granted hereunder will bear a proprietary rights notice, in form and substance satisfactory to HTVN, which shall be sufficient in HTVN's judgment, to protect its rights and interest in the rights granted by HTVN to Licensees pursuant hereto. Licensees further AGREE to give proper notice of trademarks, patents or other copyrights, where applicable, in connection with the use by Licensees of any rights hereunder. Licensees agree to mark all products/services and related materials, which incorporate all or any part of the HyperTV Technology under the license granted in this Agreement. Such mark shall specifically refer to the word "Patent(s)" and the number(s) of the patents and patents pending listed in Exhibit B to the Cooperative Venture Agreement.

                  (D) Intentionally Left Blank.

                  (E) The Licensees agree and acknowledge that during the term of this Agreement Media Online Services, Inc. will seek to: (i) provide non-profit public health organizations, including agencies emphasizing mental health and addiction, royalty-free licenses to use the Wolzein Patent and Improvements so long as such usage shall not directly or indirectly benefit any for-profit organizations affiliated with the non-profit organization, its directors or management; and (ii) provide manufacturers of consumer equipment under license having the ability for external serial control or an open standard such as it may be operated through secondary equipment by individuals with massive physical disability, with incentive, including without limitation, a royalty-free license under the Wolzein Patent and Improvements to develop and provide such equipment for use by individuals with massive physical disability. The Parties hereto acknowledge and agree that HTVN is required to obtain approval from Thomas R. Wolzein with respect to applications of the HyperTV Technology for use with DVDs pursuant to the Assignment Purchase Agreement dated April 7, 1999 by and among Thomas R. Wolzein and Media Online Services, Inc.

                  (F) In accordance with and subject to the limitations set forth in the Cooperative Venture Agreement, as between HTVN and Licensees, HTVN shall retain all other rights to make, have made, use, offer for sale, sell or otherwise dispose of (with the right to sublicense, subject to the rights of the Company and Livewire hereunder and under the Cooperative
Venture Agreement) the products or services covered by the HyperTV Technology.

                  3.  REVENUES.

                  (A) All Revenues collected by the Company shall be distributed pursuant to the Cooperative Venture Agreement by the Company to HTVN and Livewire, respectively, in accordance with the services performed by each as set forth in the Cooperative Venture Agreement.

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                  (B) All Revenues collected by either HTVN or Livewire shall be distributed pursuant to the Cooperative Venture Agreement by HTVN or Livewire to each other, or retained, in either case as set forth in the Cooperative Venture Agreement.

                  4.  REVIEW.

                  HTVN shall have the right, at any time during the term of this Agreement and for one (1) year after its termination, upon reasonable notice to each of the Licensees, to examine and make copies of all sub-licenses entered into with respect to the HyperTV Technology and related documentation, at its own expense.

                  5.  CLIENT USE LICENSES AND RESERVATION RIGHTS

                  Licensees shall have the right to grant to Clients the nontransferable right to utilize the HyperTV Technology ("Client Use License") and shall have the exclusive right to grant Client Use Licenses in the Field of Use in accordance with and subject to the provisions set forth in the Cooperative Venture Agreement. Licensees shall have the right to grant sublicenses hereunder to their respective Affiliates and shall have the right to authorize subcontractors to provide services or products to the Licensees in connection with the delivery of the HyperTV Technology, in accordance with and subject to the provisions set forth in the Cooperative Venture Agreement. All rights not specifically granted to Licensees hereunder are reserved to HTVN. Except as otherwise expressly provided for herein or in the Cooperative Venture Agreement, Licensees shall not sell, transfer, assign, convey, encumber or sub-license any of the rights granted hereunder.

                  6.  CONFIDENTIALITY.

                  Licensees shall maintain in strict confidence and shall not at any time whether before or after the termination of this Agreement utilize for any purpose other than as permitted under this License, or cause, enable, assist or permit anyone else to utilize any of the HyperTV Technology, Improvements and/or related information, including any and all information derived from the foregoing information (the "Confidential Information") that is not generally available to the public unless: (i) through no acts of Licensees contrary to the obligations imposed hereby, such Confidential Information becomes known to the public prior to the date of Licensees' disclosure; (ii) such Confidential Information is approved for public release by HTVN; (iii) such Confidential Information is rightfully received by Licensees from a third party without restrictions and without breach of Licensees' obligations hereunder; (iv) such Confidential Information is independently developed by Licensees without breach of this Agreement; (v) such Confidential Information is required to be disclosed by judicial or governmental proceeding subject to a protective order; or (vi) such disclosure is necessary or appropriate to the exploitation of the License granted hereby and only then after such person or entity to whom disclosure is to be made executes a confidentiality agreement acceptable to HTVN.

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                  Licensees understand and agree that the obligations and
restrictions provided herein are necessary and reasonable in order to protect HTVN's business, and that HTVN could be irreparably harmed by any breach or threatened breach hereof. In addition, to any other remedies available HTVN shall be entitled to obtain temporary, preliminary and permanent injunctive relief against a threatened breach or continuation of any such breach, without the necessity of proving irreparable injury, which injury shall be presumed.

                  Notwithstanding the foregoing, Licensees may disclose such Confidential Information to their employees who need to know such information in order for Licensees to use and exploit the HyperTV Technology in the Field of Use pursuant to the terms of this Agreement if they have taken reasonable steps to impose the aforesaid covenants of confidentiality on said employees and to ensure that said employees will not violate said covenants, including, but not limited to, causing said employees to enter into written agreements in which said covenants of confidentiality are effectively imposed upon them. Licensees will copy the Confidential Information only to the extent reasonably necessary to enable Licensees to exercise their rights under the License. In making any such copies, Licensees agree to produce faithfully all notices respecting copyright, trade secrets, and other proprietary rights. Nothing contained herein shall prevent Licensees from disclosing in general terms the nature of their relationship with HTVN.

                  7.  OWNERSHIP.

                  The parties acknowledge and agree that HTVN, ACTV or Media Online Services, Inc. own and will continue to own all right, title and interest in the HyperTV Technology and Improvements including any and all copyrights, trade secrets, patents, know-how, designs, trademarks and other rights. Nothing in this Agreement shall be construed to grant any ownership interest or other rights in the items described in this Section 7 other than the licenses and rights to use granted herein.

                  8.  IMPROVEMENTS.

                  (A) HTVN shall promptly and fully disclose to Licensees all Improvements in the Field of Use that it makes, conceives, invents or acquires based on the HyperTV Technology. Any such Improvements that are made by HTVN, whether patented or unpatented, shall be owned by HTVN, and HTVN shall grant to Licensees a license to use such Improvements with the right to sub-license according to the same terms and conditions set forth in this Agreement.

                  (B) Each of the Licensees shall promptly and fully disclose to HTVN all Improvements that it makes, conceives, invents or acquires based on the HyperTV Technology. Any such Improvements that are made by Licensees, whether patented or unpatented, shall be owned by HTVN, and HTVN shall grant back to Licensees a license to use such Improvements according to the same terms and conditions set forth in this Agreement.

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                  9.  REPRESENTATIONS AND WARRANTIES OF HTVN. HTVN represents and warrants to Licensees, that as of the date of this Agreement:

                  (A) ORGANIZATION, STANDING AND QUALIFICATION. HTVN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its property and assets and to carry on its business as it is currently being conducted.

                  (B) AGREEMENT AUTHORIZED; BINDING AND ENFORCEABLE. The execution, delivery and performance of this Agreement has been duly authorized by all required corporate action on the part of HTVN. This Agreement is a valid, legal and binding obligation on HTVN, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

                  (C) RIGHTS TO HTVN HTVN represents and warrants that it is the holder of all rights, titles, and interests that are necessary for the grant of the licenses provided in this Agreement.

                  (D) NO VIOLATION OF LAW. HTVN represents and warrants that to the best of its knowledge, the HyperTV Technology will not violate any law or infringe upon or violate any rights of any person, firm, or corporation.

                  (E) VALIDITY OF PATENTS INCLUDED IN THE HYPERTV TECHNOLOGY. HTVN represents and warrants that to the best of it knowledge the patents included in the HyperTV Technology have been validly issued, have not been challenged and no adverse claim has been asserted.

                  (F) CONSENTS. No consent, approval, license, permit, order or authorization by or declaration of filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made by or with respect to HTVN in connection with the execution and delivery of this Agreement.

                  10. REPRESENTATIONS AND WARRANTIES OF LICENSEES. Each Licensee represents and warrants to HTVN, as to itself, that as of the date of this
Agreement:

                  ORGANIZATION STANDING AND QUALIFICATION. Such Licensee is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, has all requisite power and authority to own its properties and assets and to carry on its business as currently being conducted.

                  (A) AGREEMENT AUTHORIZED BINDING AND ENFORCEABLE. The execution, delivery and performance of this Agreement have been duly authorized by all required action on the part of such Licensee. This Agreement is a valid, legal and binding obligation of such Licensee, enforceable

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against such Licensee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

                  (B) CONSENTS. No consent, approval, license, permit, order or authorization by or declaration of filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made by or with respect to Licensees in connection with the execution and delivery of this Agreement.

                  (C) Such Licensee has received no representations or warranties from HTVN or any of its employees or agents regarding the projected results of the exploitation of the HyperTV Technology.

                  11. LIMITATION OF LIABILITY

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN HTVN SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE LICENSEES FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE LICENSEES' USE OF THE HYPERTV TECHNOLOGY INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF BUSINESS, OR LOST REVENUE; LOSS OR DAMAGE TO DATA OR TO OTHER SOFTWARE OR HARDWARE; AND, LABOR TO RE-ENTER OR RE-CREATE SOFTWARE OR DATA, EVEN IF HTVN IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

                  12. INDEMNITY.

                  Each party shall indemnify, defend (at the other party's election) and hold harmless each other party, its parent and Affiliated companies, successors and assigns, and each of its and their directors, officers, agents and employees, from and against all liabilities or losses, including, without limitation, reasonable attorneys' fees, arising out of any claims, lawsuits or judgments, whether threatened or actual, fixed or contingent, known or unknown, natural or unnatural, arising out of the breach of any representation, warranty or covenant by such indemnifying party to such indemnified party under this Agreement. Each party shall promptly inform the other in writing of any such claim, demand or suit and shall fully cooperate in the defense thereof.

                  13. ENFORCEMENT.

                  (A) NOTICE. Each party shall notify the other of any conduct (of which that party becomes aware) by a third party that constitutes infringement of the patents and pending patents included in the HyperTV Technology.

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                  (B) HTVN. HTVN shall have the responsibility to defend the
HyperTV Technology against infringements or violations. In general, upon the discovery of any infringement of the HyperTV Technology, HTVN shall have the sole right to take appropriate action to suppress such infringement, including the sole right to determine whether or not any action shall be taken on account of such infringement or violation of the HyperTV Technology, and the right to negotiate and enter into a pre-litigation or pending-litigation settlement with the identified infringer and HTVN shall receive any sums recovered in such suits or settlements. Any such settlement by HTVN may include the grant of a non-exclusive license to use all or part of the HyperTV Technology PROVIDED that no such license shall conflict with or limit in any material respect Livewire's rights of exclusivity with respect to the provision of Authoring Services and Hosting Services in the Field of Use without the prior written consent of Livewire, which consent shall not be unreasonably withheld or delayed.

                  HTVN shall from time to time consult with Livewire in good faith with respect to any infringements and violations, and if Livewire so requests, will provide Livewire with a reasonable opportunity to join HTVN in any action to suppress such infringements or violations near the onset of such suits, provided that in such event all costs, expenses, and attorneys fees incurred shall be shared equally between the parties herein and neither party shall settle any such action without the consent of the other, which consent shall not be unreasonably withheld or delayed. In such a jointly prosecuted suit, any sums recovered in the suit or in settlement thereof shall be used, first, to pay any outstanding bills for expenses arising from the prosecution and any settlement of the suit, and to reimburse the parties herein for their contributions to such expenses; and, then, any remainder shall be shared by the Parties.

                  14. TERM AND TERMINATION.

                  (A) Anything contained herein to the contrary notwithstanding, the rights and use licenses granted herein to the Company shall terminate automatically in the event of any termination of the Cooperative Venture Agreement in accordance with its terms. In the event of any such termination the Company shall (i) deliver to HTVN within five (5) days of termination for any reason whatsoever, all books, notes, software, drawings, electronic storage media, writings and other documents, in the possession of the Company relating to HyperTV Technology and any Improvements licensed to the Company, together with all copies of any other Confidential Information in the possession of the Company; (ii) discontinue use of the any other HyperTV Technology; and (iii) delete all HyperTV Technology software or data files from the Company's servers and other computer memory devices except for such archival copies thereof as shall be reasonable under the circumstances and all rights granted by HTVN to the Licensees shall forthwith revert to HTVN. However, the rights and obligations of the Licensees under 6, 7, 11 and 14 of this Agreement shall continue in full force and effect notwithstanding the termination of the Licensees' use licenses hereunder.

                  (B) Notwithstanding the provisions of Section 14(A) or any other provision of

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this Agreement or the Cooperative Venture Agreement, a termination of the
Cooperative Venture Agreement, or of the licenses granted to the Company or Livewire hereunder, shall not result in the termination of any Client Use Licenses granted by the Company or Livewire in accordance with this Agreement and the Cooperative Venture Agreement, all of which shall continue in full force and effect, in accordance with their respective terms.

                  (C) Anything contained herein to the contrary notwithstanding, a termination of the Cooperative Venture Agreement, or any termination of the rights and use licenses of the Company hereunder and thereunder, shall not result in the termination of the rights and use licenses provided to the Livewire hereunder and under the Cooperative Venture Agreement. In such event, Livewire shall continue to remit to HTVN the license fees due to HTVN pursuant to the HyperTV Technology licenses then in effect, and shall be entitled to grant use licenses (on behalf of HTVN) to any new and existing HyperTV Technology clients, serviced by Livewire from time to time after such termination, upon such terms and conditions as HTVN and Livewire shall in such event determine by reasonable good faith negotiation; provided that in no event shall such terms and conditions be, in the aggregate, less favorable to Livewire than the best terms and conditions provided generally by HTVN, or any person on its behalf, to any unaffiliated third party.

                  15 NOTICES: All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or sent by overnight courier service that obtains evidence of delivery to the Party and its counsel as follows:

       If to HTVN:            HyperTV Networks, Inc.
                              c/o ACTV, Inc.
                              1270 Avenue of the Americas
                              Suite 24101
                              New York, New York 10020
                              Attention: William C. Samuels

        with a copy to:       Gersten, Savage & Kaplowitz.LLP
                              101 East 52nd Street, 9th Floor
                              New York, New York 10022
                              Attention: Jay M. Kaplowitz, Esq.

         If to Livewire:      Liberty Livewire, LLC
                              9197 South Peoria Street,
                              Englewood, Colorado 80112
                              Attention: David Beddow

         with a copy to:      Baker & Botts, LLP
                              599 Lexington Avenue, 29th Floor
                              New York, New York 10022

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                              Attention:   Marc A. Leaf, Esq.

       if to the Company:     to  the  then current  address of the Company,
                              with copies to Livewire and HTVN.

                  16. NEW YORK LAW.

                  This Agreement and all matters or issues collateral thereto shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed entirely therein.

                  17. INTEGRATION. This Agreement, the Cooperative Venture Agreement, the Warrant Agreement and the Registration Rights Agreement, in the forms executed by the parties thereto constitute the entire agreement among the parties with respect to the subject matter hereof and supercedes all promises, representations and understandings made prior hereto or contemporaneously herewith with respect to the subject matter hereof.

                  18. NO WAIVER.

         No waiver by any of the parties, whether express or implied, of any provisions of this Agreement or of any breach or default by any of the parties, shall constitute a continuing waiver or a waiver of any other provision of this Agreement, and no such waiver by any of the parties shall prevent such party from enforcing any and all provisions of this Agreement or from acting upon the same or any subsequent breach or default of one of the other parties. No waiver of any provision hereunder shall be effective unless it is in writing signed by the party against whom enforcement thereof is sought. Each party acknowledges that it has participated fully in the drafting of this Agreement and that in the event of any ambiguity in any of the terms or provisions hereof, no such ambiguity shall be construed against either party as the draftsperson thereof.

                  19. SEPARABILITY.

                  The provisions set forth in this Agreement shall be considered to be separable and independent of each other. In the event that any provision of this Agreement shall be determined in any jurisdiction to be unenforceable, such determination shall not be deemed to affect the enforceability of any other remaining provision and the parties agree that any court making such a determination is hereby requested and empowered to modify such provision and to substitute for such enforceable provision such limitation or provision or a maximum scope as court then deems reasonable and judicially enforceable and the parties agree that such substitute provision shall be as enforceable in said jurisdiction as if set forth initially in this Agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.

                  20. RELATIONSHIP OF THE PARTIES.

                  Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers and no party shall have the power to bind or obligate the other.

                  21. TERMINATION OF COVENANTS, REPRESENTATIONS AND
WARRANTIES: All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall remain in effect for the duration of the Agreement, except as otherwise expressly provided herein.

                  22. CONSENT TO JURISDICTION AND VENUE.

                  Any litigation based on, or arising out of, under, or in connection with this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of HyperTV Networks shall be brought and maintained exclusively in the court of the State of New York without reference to its conflicts of laws rules or principles. The Licensees hereby expressly and irrevocably submit to the exclusive jurisdiction of the Federal Courts of the State of New York sitting in the Southern District for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final judgment rendered thereby in connection with such litigation.

                  23. ASSIGNMENT.

                  All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto. The Licensees may not assign this Agreement in whole or in part without the written consent of HTVN, which shall not be unreasonably withheld or delayed, except that each Licensee shall be entitled to assign its rights hereunder to any person or entity that acquires substantially all the business and operations of such Licensee as a going concern, and agrees to be bound by the terms and provisions of this Agreement and the Cooperative Venture Agreement, provided that no such assignment shall relieve such Licensee of its obligations hereunder and under the Cooperative Venture Agreement without the written consent of HTVN, which shall not be unreasonably withheld or delayed.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                             HYPERTV NETWORKS, INC.



                                             By: /s/ WILLIAM C. SAMUELS
                                                 --------------------------
                                                  William C. Samuels
                                                  Chairman

                                             LIBERTY LIVEWIRE, LLC



                                             By: /s/ DAVID P. BEDDOW
                                                --------------------------
                                                 David P. Beddow
                                                 Vice President


                                             HYPERTV WITH LIVEWIRE, LLC



                                             By: /s/ WILLIAM W. AIRY
                                                --------------------------
                                                 William W. Airy



                                             By: /s/ BRUCE CROWLEY
                                                --------------------------
                                                 Bruce Crowley

                                    EXHIBIT A
                         THE ACTV/HTVN LICENSE AGREEMENT

                                    EXHIBIT B
                                 HYPERTV PATENTS

U.S.  PATENTS ISSUED:

------------------------- -------------------------- -------------------------------------------------------------------
       PATENT NO.                ISSUE DATE                                        TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5778181                   July 7, 1998               Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5774664                   June 30, 1998              Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5761606                   June 2, 1998               Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
6018768                   Jan. 25, 2000              Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5907322                   May 25, 1999               Television Event Marking System
------------------------- -------------------------- -------------------------------------------------------------------

U.S.  PENDING APPLICATIONS:

------------------------- -------------------------- -------------------------------------------------------------------
    APPLICATION NO.           APPLICATION DATE                                     TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/396693                 September 15, 1999         Enhanced Video Programming System and Method for Providing a
                                                     Distributed Community Network
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
Not yet assigned          December 23, 1999          Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/054740                 April 3, 1998              Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------

                                       16


------------------------- -------------------------- -------------------------------------------------------------------
Not yet assigned          December 21, 1999          Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program
------------------------- -------------------------- -------------------------------------------------------------------

                                 HYPERTV PATENTS

U.S.  PENDING APPLICATIONS (CONTINUED):

------------------------- -------------------------- -------------------------------------------------------------------
    APPLICATION NO.           APPLICATION DATE                                     TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/397298                 September 15, 1999         Enhanced Video Programming System and Method Utilizing a Web Page
                                                     Staging Area
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/409305                 September 29, 1999         Enhanced Video Programming System and Method Utilizing User
                                                     Profile Information
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/411939                 October 4, 1999            Enhanced Video Programming System and Method Utilizing Shared
                                                     Whiteboard
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/461808                 December 16, 1999          Enhanced Video Programming System and Method Using a Local Host
                                                     for Communication
------------------------- -------------------------- -------------------------------------------------------------------

                                    EXHIBIT C
           ACTV INDIVIDUALIZED TELEVISION PATENTS AND PENDING PATENTS

ACTV U.S. PATENTS ISSUED:

-------------------- ------------------------ ------------------------------------------------------------------
    PATENT NO.              REG. DATE                                       TITLE
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5861881              January 19, 1999         Interactive computer system providing an interactive
                                              presentation with personalized video, audio and graphics
                                              responses for multiple viewers
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5724091              March 3, 1998            Compressed Digital Data Interactive Program System
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5682196              October 28, 1997         Three-Dimensional (3D) Video Presentation System Providing
                                              Interactive 3D Presentation with Personalized Audio Responses for Multiple Viewers
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5632007              May 20, 1997             Interactive System and Method for Offering Expert Based
                                              Interactive Programs
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5585858              Dec. 17, 1996            Simulcast of Interactive signals with a Conventional Video Signal
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5537141              July 16, 1996            Distance Learning System Providing Individual Television
                                              Participation, Audio Responses and Memory for Every Student
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
RE 34340 (reissue    August 10, 1993          Closed Circuit Television System Having Seamless Interactive
of 4918516)                                   Television Programming and Expandable User Participation
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
5068733              Nov. 26, 1991            Multiple Access Television
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4847700              July 11, 1989            Interactive Television System for Providing Full Motion Synched
                                              Compatible Audio/Visual Displays from Transmitted Television
                                              Signals
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4847699              July 11, 1989            Method for Providing an Interactive Full Motion Synched
                                              Compatible Audio/Visual Television Display
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4847698              July 11, 1989            Interactive Television System for Providing Full Motion Synched
                                              Compatible Audio/Visual displays
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4602279              July 22, 1986            Method for Providing Targeted Profile Interactive CATV Displays
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4573072              Feb. 25, 1986            Method for Expanding Interactive CATV displayable Choices for a
                                              Given Channel Capacity
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------

                                       19


-------------------- ------------------------ ------------------------------------------------------------------
4507680              March 26, 1985           One-Way Interactive Multisubscriber Communication System
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4264925              April 28, 1981           Interactive Cable Television System
-------------------- ------------------------ ------------------------------------------------------------------
-------------------- ------------------------ ------------------------------------------------------------------
4264924              April 28, 1981           Dedicated Channel Interactive Cable Television System
-------------------- ------------------------ ------------------------------------------------------------------

ACTV U.S. PENDING APPLICATIONS:

-------------------- ----------------------- ------------------------------------------------------------------------
     APPL. NO.             APPL. DATE                                         TITLE
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
08/887314            July 3, 1997            Compressed Digital-Data Interactive Television System with Digital
                                             Delay
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
09/154069            Sept. 16, 1998          Compressed Digital-Data Interactive Television System with Digital
                                             Delay
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
08/815168            March 11, 1997          Digital Interactive System for Providing Full Interactivity with Live
                                             Programming Events
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
09/335372            June 17, 1999           Compressed Digital Seamless Video
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
09/429851            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
09/429850            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
09/429852            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------

                                       20